EXHIBIT 21.1

SUBSIDIARIES OF JONES SODA CO.

●	Jones Soda Co. (USA) Inc. - A wholly-owned subsidiary, incorporated in the State of Washington.

●	Jones Soda (Canada) Inc. - A wholly-owned subsidiary, incorporated in British Columbia.

●	Mary Jones Holdings, Inc. - A wholly-owned subsidiary, incorporated in the State of Delaware.

●	Mary Jones Holdco 2, Inc. – A wholly-owned subsidiary, incorporated in the State of Delaware.

●	Mary Jones, California LLC - A wholly-owned subsidiary of Mary Jones Holdings, Inc., existing under the laws of the State of California.

●	Mary Jones Michigan LLC - A wholly-owned subsidiary of Mary Jones Holdings, Inc., existing under the laws of the State of Michigan.

●	Pinestar Gold, Inc. - A wholly-owned subsidiary, incorporated in British Columbia.

●	Mary Jones Washington LLC - A wholly-owned subsidiary of Mary Jones Holdings, Inc., existing under the laws of the State of Washington.

●	Mary Jones Beverage LLC - A wholly-owned subsidiary of Mary Jones Holdings, Inc., existing under the laws of the State of Michigan.

●	Mary Jones Beverage (Michigan) LLC - A wholly-owned subsidiary of Mary Jones Holdings, Inc., existing under the laws of the State of Michigan.

●	Mary Jones Beverage (Canada) Inc. - A wholly-owned subsidiary, incorporated in British Columbia.